Exhibit 1.1

INDUSTRIAL HUMAN CAPITAL, INC.
UNDERWRITING AGREEMENT

New York, New York
October 19, 2021

A.G.P./Alliance Global Partners

590 Madison Ave., 28th Floor

New York, New York 10022

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Industrial Human Capital, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with A.G.P./Alliance Global Partners (the “Representative”) and with the other underwriters named on Schedule A hereto (if any), for which the Representative is acting as the representative (the Representative and such other underwriters being collectively referred to herein as the “Underwriters” or, each underwriter individually, an “Underwriter”) as follows:

1.              Purchase and Sale of Securities.

1.1               Firm Securities.

1.1.1         Purchase of Firm Units. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters and the Underwriters agree to purchase from the Company, severally and not jointly, an aggregate of 10,000,000 units (the “Firm Units”) of the Company, as set forth opposite the respective names of the Underwriters on Schedule A hereto, at a purchase price (net of discounts and commissions) of $9.90 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one share of common stock, $0.0001 par value, of the Company (the “Common Stock”), and one redeemable warrant (the “Warrants”). The Common Stock and the Warrants included in the Firm Units will trade separately on the fifty second (52nd) day following the date hereof unless the Representative determines to allow earlier separate trading. Notwithstanding the immediately preceding sentence, in no event will the Common Stock and the Warrants included in the Firm Units trade separately until (i) the Company has filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K that includes an audited balance sheet reflecting the Company’s receipt of the proceeds of the Offering and the Private Placements (as defined in Section 1,4,2) and updated financial information with respect to any proceeds the Company receives from the exercise of the Over-allotment Option (defined below) if such option is exercised prior to the fding of such Current Report on Form 8-K, and (ii) the Company has filed with the Commission a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin. Each Warrant entitles its holder to purchase one share of Common Stock for $11.50 per share, subject to adjustment, commencing on the later of twelve months from the Closing Date (defined below) and 30 days after the consummation by the Company of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”) and expiring on the five year anniversary of the consummation by the Company of its initial Business Combination, or earlier upon redemption of the Common Stock or liquidation of the Company.

1.1.2        Payment and Delivery. Delivery and payment for the Firm Units shall be made at 9:30 a.m., New York City time, on the second (2nd) Business Day (as defined below) following the commencement of trading of the Units (as defined below), or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of McDermott Will & Emery LLP, counsel to the Underwriters (“McDermott”), or at such other place as shall be agreed upon by the Representative and the Company (including remotely by facsimile or other electronic transmission). The hour and date of delivery and payment for the Firm Units is called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $101,500,000 of the proceeds received by the Company for the Firm Units and Private Placement (as defined in Section 1,4,2) shall be deposited in the trust account (“Trust Account”) established by the Company for the benefit of the Public Stockholders (as defined below), as described in the Registration Statement (as defined in Section 2,1,1) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST”). The remaining proceeds (less commissions and actual expense payments or other fees payable pursuant to this Agreement), if any, shall be paid to the order of the Company upon delivery to the Representative of the Firm Units in book-entry form through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall rot he obligated to sell or deliver any of the Firm Units except upon tender of payment by the Representative for all the Firm Units. As used herein, the term “Public Stockholders” means the holders of shares of Common Stock sold as part of the Units in the Offering or acquired in the aftermarket, including the Sponsor (defined below) to the extent it acquires such shares of Common Stock in the aftermarket (and solely with respect to such shares of Common Stock). “Business Day” means any day other than a Saturday, a Sunday, or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City; provided, however, for clarification, banking institutions or trust companies shall not be deemed to be authorized or obligated by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City are generally are open for use by customers on such day.

1.2            Over-Allotment Option.

1.2.1         Option Units. The Representative is hereby granted an option (the “Overallotment Option”) to purchase up to an additional 1,500,000 units (the “Option Units”), the gross proceeds of which will be deposited in the Trust Account, for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units. Such Option Units shall be identical in all respects to the Firm Units. Such Option Units shall be purchased for each account of the several Underwriters in the same proportion as the number of Firm Units, set forth opposite such Underwriter’s name on Schedule A hereto, bears to the total number of Firm Units (subject to adjustment by the Representative to eliminate fractions). The Firn Units and the Option Units an hereinafter collectively referred to as the “Units,” and the Units, the Common Stock and the Warrants included in the Units, and the Common Stock issuable upon exercise of the Warrants am hereinafter referred to collectively as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid for each Option Unit will be $9.90 per Option Unit.

1.2.2         Exercise of Option. The Over-allotment Option granted pursuant to Section 1,2,1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2,1,1 hereof). The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of written notice to the Company by the Representative, which must be confirmed in writing in accordance with Section 10,1 herein setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (each such date, an “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representative, at the offices of McDermott or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3         Payment and Delivery. Payment for the OptionUnits shall be made on the Option

Closing Date by wire transfer in Federal (same day) funds, payable as follows: $10.00 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of the Option Units in book-entry form through the facilities of DTC for the account of the Representative. The Option Units to be delivered will be in such denominations and registered in such names as the Representative requests in writing not less than two (2) full Business Days prior to the Closing Date or the Option Closing Date, as the case may be. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by toe Underwriters for the applicable Option Units.

1.3            Representative’s Securities.

1.3.1         Representative’s Securities. The Company hereby agrees to issue to toe Representative (and/or its designees) an aggregate of 750,000 shares of Common Stock (toe “Representative’s Securities”) prior to toe Closing Date pursuant to a subscription agreement (the “Subscription Agreement”).

1.3.2         Transfer and other Restrictions. The Representative hereby agrees (i) to waive its redemption rights with respect to the Representative’s Securities in connection with toe completion of the initial Business Combination (ii) waive its redemption rights with respect to toe Representative’s Securities in connection with a stockholder vote to approve an amendment to toe Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete its initial Business Combination within toe time specified in its certificate of incorporation or (B)with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) to waive its rights to liquidating distributions from the trust account with respect to the specified in its certificate of incorporation. The Representative will not sell, transfer, assign, pledge or hypothecate the Representative’s Securities, or cause toe Representative’s Securities to be toe subject of any hedging, short sale, derivative, put, or call transaction that would result in toe effective economic disposition of toe Representative’s Securities by any person, for a period of time ending 360 days (pursuant to Rule 5110(e)(1) of toe Conduct Rules of FINRA) following the Effective Date to anyone other than (i) toe Representative or an underwriter or selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of toe Representative or of any such underwriter or selected dealer. Thereafter, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. The Representative further agrees to vote in favor of any initial Business Combination presented to the Company’s stockholders.

1.3.3         Delivery and Payment. Delivery and payment for toe Representative’s Securities shall be made pursuant to toe Subscription Agreement. On toe date of toe Subscription Agreement, toe Company shall deliver to the Representative or its designees upon payment therefor, the Representative’s Securities in book-entry form in toe name or names and in such authorized denominations as toe Representative may request.

1.3.4         Representations and Warranties of toe Underwriters. The Representative represents and warrants to toe Company as follows:

1.3.4.1    Accredited Investor. It is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Act, and acknowledges that the sale of Representative’s Securities contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under toe Act and similar exemptions under state law.

1.3.4.2    Intent. It is purchasing toe Representative’s Securities solely for investment purposes, for its own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof in violation of toe Act and it has no present arrangement to sell the Representative’s Securities to or through any person or entity except as may be permitted hereunder. It shall not engage in hedging transactions with regard to the Representative’s Securities unless in compliance with toe Act.

1.3.4.3    Restrictions on Transfer. It acknowledges and understands that the Representative’s Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Act. The Representative’s Securities have not been registered under the Act and, if in the future it decides to offer, resell, pledge or otherwise transfer the Representative’s Securities, such Representative ’ s Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Act, and in each case in accordance with any applicable securities laws of any state or any ether jurisdiction. Notwithstanding the foregoing, it acknowledges and understands that the Representative’s Securities are subject to transfer restrictions as described in Section 1.3.2 hereof. It agrees that if any transfer of its Representative’s Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemptio e from registration, it agrees that it will not resell the Representative’s Securities (unless otherwise permitted pursuant to the terms hereof). It further acknowledges that because the Company is a shell company, Rule 144 may not be available to it for the resale of the Representative’s Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

1.3.4.4     Sophisticated Investor.

(a)                It (a) has such Ooowledge, sophi station and experience in business and financial matters that it is capable of evaluating the merits, risks and benefits of the investment in the Representative’s Securities and (b) has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the Company’s business affairs and financial condition and the terms and conditions of the investment in the Representative’s Se curities and has had the opportunity tn obtain and has obtained any additional information which it deems necessary regarding such purchase.

(b)                It is aware that an investment in the Representative’s Securities is highly speculative and subject to substantial risks because, among other things, (a) tPe Representative’s Securities are subject to transfer restrictions and have not been registered under the Act and therefore cannot be sold unless subsequently registered under the Act or an exemption from such registration is available and (b) each of the Underwriters has waived its redemption rights with respect to the Representative’s Securities as set forth in Section 1.3.2 hereof, and the Representative’s Securities held by it are not entitled to, and have no right, interest or claim to any monies held in the Tmst Account, and accordingly it may suffer a loss of a portion or all of its investment in the Representative’s Securities. It is able to bear the economic risk of its investment in the Representative’s Securities for an indefinite period of time.

1.3.4.5    No Legal Advice from Company. It acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, it is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

1.3.4.6    Reliance on Representations and Warranties. It understands the Representative’s Securities are being offered and sold to Representative in reliance on exemptions from the registration requirements under the Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of its representations, warranties, agreements, acknowledgments and understandings set forth in this Agreement in order to determine the applicability of such provisions.

1.3.4.7    No General Solicitation. It is not subscribing for the Representative’s Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the Offering filed with the Commission.

1.3.4.8    Legend. It acknowledges and agrees the certificates (if any) evidencing each of the Representative’s Securities shall bear a restrictive legend, in form and substance substantially as set forth in Section 1,3,5 hereof.

1.3.5        Legend. The certificates (if any) evidencing the Representative’s Securities will bear the following restrictive legend (the “Legend”) and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE EECURITIES NOR ANY INTEREST THEREIO MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER TJEEECURfnEh ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR TCI S CORPOEETION, IS ANAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO AN UNDERWRITING AGREEMENT AMONG INDUSTRIAL HUMAN CAPITAL, INC. (THE “CORPORATION”) AND A.G.P./ALLIANCE GLOBAL PARTNERS AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE UNDERWRITING AGREEMENT.”

1.4            Private Placements.

1.4.1        Founder Shares. On February 18, 2021, the Company issued to ShiftPixy Investments, Inc. (the “Sponsor”), for an aggregate consideration of $25,000, 4,312,500 founder shares (the “Founder Shares”) in a private placement exempt from registration under Section 4(a)(2) of the Act.On Aarch 22, 2021, the Company issued a dividend of 0.2 Founder Shares for every issued and outstanding Founder Share resulting in the Sponsor holding 5,187,500 Founder Shares. On April 9, 2021, the Representative purchased an aggregate of 2,000,000 Founder Shares from the Company at a purchase price of approximately $0,003 per share. On August 2, 2021, the Sponsor and the Representative forfeited for no consideration 2.075.000 Founder Shares and 800,000 Founder Shares, respectively, which the Company cancelled, resulting in a decrease in the total number of Founder Shares outstanding from 7,187,500 shares to 4,312,500 shares, with the Sponsor holding 3,112,500 Founder Shares and the Representative holding 1,200,000 Founder Shares. On October 12, 2021, the Sponsor and the Representative forfeited for no consideration 987,500 Founder Shares and 450,000 Founder Shares, respectively, which the Company cancelled, resulting in a decrease in the total number of Founder Shares outstanding from 4,312,500 shares to 2,875,000 shares, with the Sponsor holding 2,125,000 Founder Shares and the Representative holding 750,000 Founder Shares (of which 97,826 will be forfeited depending on the extent to which the underwriters of the Company ’ s initial public offering exercise their over-allotment option). No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the purchase of Founder Shares. The holders of Founder Shares shall have no right to any liquidating distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate a Business Combination. The Founder Shares are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with the Company to be entered into by the Sponsor, the Representative, and the Company’s officers and directors, which provides that the Founder Shares are not transferable or salable until the earlier to occur of: (A) one year after the completion of the initial Business Combination, and (B) subsequent to the initial Business Combination if the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their public shares for cash, securities or other property. Notwithstanding the foregoing, our sponsor shall have the right to transfer its ownership in the founder shares at any time to the extent that it determines, in good faith, that such transfer is necessary to ensure that it and/or any of its parents, subsidiaries or affiliates are in compliance with the Investment Company Act of 1940. In addition, and notwithstanding the foregoing, if subsequent to the initial Business Combination the reported last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, all of the Founder Shares will be released from the lock-up (except as described in the Registration Statement). Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any Founder Shares. The holders of the Founder Shares shall not have redemption rights with respect to the Founder Shares. In the event that the Over-allotment Option is not exercised in full, the Sponsor and the Representative have agreed to forfeit such number of Founder Shares (up to 375,000 Founder Shares) such that the Founder Shares then outstanding will comprise 20% of the issued and outstanding shares of the Company after giving effect to the Offering and exercise, if any, of the Over-allotment Option.

1.4.2         Private Placement. Simultaneously with the Closing Date, the Sponsor will purchase from the Company pursuant to the Placement Warrant Purchase Agreement (as defined in Section 2,21,2 hereof), an aggregate of 4,264,102 warrants (or up to 4,639,102 warrants if the Over-allotment Option is exercised in full) (the “Placement Warrants”) at a purchase price of $1.00 per Placement Warrant in a private placement intended to be exempt from registration under the Act pursuant to Section 4(a)(2) of the Act. The private placement described in this Section 1.4.2 is referred to herein as the “Private Placement.” Except as described in the Registration Statement, none of the Placement Warrants (or shares of Common Stock underlying the Placement Warrants) may be sold, assigned or transferred by the Sponsor or its permitted transferees until thirty (30) days after consummation of the initial Business Combination. A portion of the proceeds from the sale of the Placement Warrants will be deposited into the Trust Account.

1.4.3         The Placement Warrants and the shares of Common Stock issuable upon exercise of the Placement Warrants are hereinafter referred to collectively as the “Placement S ecurities” . Nh underwritinn discounts, commissions, or placement fees have been or will be payable in connection with the Placement Securities. The Public Securities, the Representative’s Securities, the Founder Shares and the Placement Securities are hereinafter referred to collectively as the “Securities”.

1.5            Working Capital. Upon consummation of the Offering and the Private Placements, it is intended that approximately $800,000 of the proceeds of such offerings will be held by the Company outside of the Trust Account and used to fund the working capital requirements of the Company.

1.6            Interest Income. Prior to the Company’s consummation of the initial Business Combination or the Company’s liquidation, interest earned on the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to pay any taxes incurred by the Company and up to $10,000 for liquidation expenses, all as more fully described in the Prospectus (as defined Haw).

2.       Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1            Filing of Registration Statement.

2.1.1         Pursuant to the Act. The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-l (File No. 333-255594), including any related preliminary prospectus (“Preliminary Prospectus”), including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement), for the registration of the Units under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the mles and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-l to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations, filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means 5:00 p.m. New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a Preliminary Prospectus, which was included in the Registration Statement filed on April 29, 2021, for distribution by the Underwriters (such Preliminary Prospectus used most recently prior to the Time of Sale, the “Sale Preliminary Prospectus”). If the Company has filed, or is required pursuant to the terms hereof to file, a Registration Statement pursuant to Rule 462(b) under the Act registering additional securities (a “Rule 462(b) Registration Statement”), then, unless otherwise spechied, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if fded, becomes effective upon filing, no other document with respect to the Registration Statement has been filed with the Commission. All of the Public Securities have been registered for public sale under the Act pursuant to the Registration Statement and, if any Rule 462(b) Registration Statement is filed, will be duly registered for public sale under the Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative determines that at the Time of Sale, the Sale Preliminary Prospectus includes an untrue statement of a material fact or omits a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company and the Representative agree to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2         Pursuant to the Exchange Act. The Company has filed with the Commission a Registration Statement onForm 8-A (File No. 001-40934) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Common Stock and the Warrants. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof and the Units, the Common Stock and the Warrants have been registered pursuant to Section 12(b) of the Exchange Act.

2.1.3         No Stop Orders. Etc. Neither the Commission nor. to the Company's Onowlcdgc. assuming reasonable inquiry, any federal, state, or other regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus, or Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such am order.

2.2             Disclosures in Registration Statement.

2.2.1         10b-5 Representation. At the time of effectiveness of hie Oegistratiog gtatement (or at the time any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. The Registration Statement, as of the Effective Date, did not, and the amendments and supplements thereto, as of their respective dates, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, not misleading. The Prospectus, as of its date and the Closing Date or the Option Closing Date, as the case may be, did not, and the amendments and supplements thereto, as of their respective dates, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Sale Preliminary Prospectus, as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus or the Sale Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Public Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or the Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Sale Preliminary Prospectus and the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2,2,1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the following: the names of the Underwriters, the information with respect to dealers’ concessions and reallowances contained in the second sentence of the third paragraph of the section entitled “Underwriting,” the information with respect to short positions and stabilizing transactions contained in the thirteenth paragraph, and the subsequent bullets and fourteenth paragraph of the section entitled “Underwriting” and the identity of counsel to the Underwriters contained in the section entitled “Legal Matters” (such information, collectively, the “Underwriters’ Information”).

2.2.2         Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or otOer Pocuments required to be describee in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be fded with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Sale Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, assuming reasonable inquiry, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and no such agreement or instrument has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, assuming reasonable inquiry, ry other party is in breach or default thereunder and, to the Company’s knowledge, assuming reasonable inquiry, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, assuming reasonable inquiry, the performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existindapplicablelaw, rule. reylation,jndgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.2.3         Prior Securities Transactionn No securities of the Company have beea sold Ny the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.2.4         Regulations. The disclosures in the Registration Statement, the Sale Preliminary Prospectus, and Prospectus concerning the effects of federal, foreign, state, and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3            Changes After Dates in Registration Statement.

2.3.1         No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, (iii) no member of the Company’s board of directors (the “Board of Directors”) or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Board of Directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.3.2         Recent Securities Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

2.4            Independent Accountants. To the Company’s knowledge, assuming reasonable inquiry, Marcum, LLP (“Marcum”), whose report is filed with the Commission as part of, and is included in, the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, are independent registered public accountants as required by the Act, the Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the mles and regulations promulgated by such entity. To the Company’s knowledge, assuming reasonable inquiry, Marcum is currently registered with the PCAOB. Marcum has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.5            Financial Statements: Statistical Data.

2.5.1          Financial Statements. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus. The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements that are reouireO to be included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in accordance with Regulation S-X or Form 10 that have not been included as required.

2.5.2         Statistical Data. The statistical, industre -relate) and market-related date included in the Registration Statement, the Sale Preliminary Prospectus, and/or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data materially agree with the sources from which they are derived.

2.6            Authorized Capital; Options. The Company had at the date or dates indicated in each of the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus. Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, the Company will have on the Closing Date or on the Option Closing Date, as the case may be, the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date or Option Closing Date, as the case may be, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock or any security convertible into shares of Common Stock, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

2.7            Valid Issuance of Securities.

2.7.1              Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized and outstanding securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. All offers and sales and any transfers of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.7.2              Securities Sold Pursuant to this Agreement.

The Public Securities and Representative’s Securities sold pursuant to this Agreement have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and Representative’s Securities has been duly and validly taken. The form of certificates for the Public Securities and Representative’s Securities conform to the corporate law of the jurisdiction of the Company’s incorporation and applicable securities laws. The Securities and Representative’s Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be. When paid for and issued, the Warrants will constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Common Stock issuable upon exercise of the Warrants lune been reserved fo r issuance upon the exercise of the Warrants and upon payment of the consideration therefor, and when issued in accordance with the terms thereof such shares of Common Stock will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.7.3               Placement Securities.

2.7.3.1           The Placement Warrants. when issue,, will constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof, and are, or will be, enforceable against the Company in accordance with their terms, except: (i)    as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.7.3.2            The shares of Common Stock issuable upon exercise of the Placement Warrants have been reserved for issuance and, when issued in accordance with the terms of the Placement Warrants will be duly and validly authorized, validly issued and upon payment therefor, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.7.4               No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the Offering.

2.8            Registration Rights of Third Parties. Except as set forth in the Registration Statement,

the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.9            Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement (as defined in Section 2,23). the Trust Agreement, the Administrative Support Agreement (as defined in Section 2,21.3), the Registration Rights Agreement (as defined in Section 2,21.4), and the Purchase Agreement (as defined in Section 2.21.2, and collectively, the “Transaction Documents ) have been duly and validly authorized by the Company and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.10           No Conflicts. Etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as may be amended (collectively, the ‘‘Cdarter yocuments”); oo (iii) to the Company’s knowledge, violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or business constituted as of the date hereof.

2.11          No Defaults: Violations. No default or violation exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of tmst, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be do mid or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, applicable law, mle, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.12        Corporate Power; Licenses: Consents.

2.12.1             Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of this Offering.

2.12.2            Transactions Contemplated Herein. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection herewith have been obtained. No consent, authorization, or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale, and delivery, of the Securities and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable foreign, federal and state securities laws, the rules of the New York Stock Exchange and the rules and regulations promulgated by FINRA

2.13          D&O Questionnaires. All information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s officers, directors and stockholders (“Insiders”) and provided to the Representative and its counsel and the biographies of the Insiders contained in the Registration Statement, Sale Preliminary Prospectus and the Prospectus (to the extent a biography is contained) is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become materially inaccurate, incorrect or incomplete.

2.14          Litigation: Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding of any material nature pending, or to the Company’s knowledge, assuming reasonable inquiry, threatened against or involving the Company or, to the Company’s knowledge, assuming reasonable inquiry, any Insider or any stockholder or member of an Insider that has not been disclosed, that is required to be disclosed, in the Registration Statement, the Sale Preliminary Prospectus. the Prospectus or the Questionnaires.

2.15          Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, assets, prospects, business, operations or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

2.16           No Contemplation of a Business Combination. Neither the Company nor any initial stockholder has identified any Business Combination target or targets (each a “Target Business”) and the Company has not, nor has anyone on the Company’s behalf, initiated any substantive Oiscussions, directly or indirectly, with any Target Business.

2.17          Transactions Requiring Disclosure to FINRA.

2.17.1            Finder’s Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or to the Company’s knowledge, assuming reasonable inquiry, any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2            Payments Within 180 Davs. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period prior to the initial filing of the Registration Statement, other than the prior payments to the Representative in connection with the Offering. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly, to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial fding date of the Registration Statement has any relationship or affiliation or association with any member of FINRA participating in the Offering. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

2.17.3            FINRA Affiliation. Other than as disclosed to the Representative, no officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and McDermott if it learns that any officer or director or any direct or indirect beneficial owner (including the Insiders) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.17.4            Share Ownership. No officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities is an owner of shares or other securities of any member of FINRA participating in the Offering (other than sccuritics purchased on the open market).

2.17.5            Loans. No officer or director or any direct or indirect beneficial owner (including the Insiders) of any class of the Company’s unregistered securities has made a subordinated loan to any member of FINRA participating in the Offering.

2.17.6            Proceeds of the Offering. No proceeds from the sale of the Public Securities (excluding underwriting compensation) or the Placement Securities, will be paid to any FINRA member participating in the Offering, or any persons associated or affiliated with a member of FINRA participating in the Offering, except as specifically authorized herein.

2.17.7            Conflicts of Interest. The Representative has a conflict of interest within the meaning of FINRA Rule 5121. The Offering will be made in compliance with the applicable provisions of FINRA Rule 5121, which requires that a qualified independent underwriter participate in the prepmationof the registration statement and exercise the usual standards of due diligence with respect to the registration statement that an underwriter would exercise on its own behalf. The qualified independent underwriter will receive $100,000 of the underwriting discount and will not be reimbursed any expenses incurred as a qualified independent underwriter. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated cersons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of FINRA.

2.18          Taxes.

2.18.1            There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state or any political subdivision of the United States. required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities.

2.18.2            The Company has filed all U.S. federal, state and local tax returns required to be filed with taxing authorities prior to the date hereof in a timely manner or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes shown as due on such returns that were filed and has paid all taxes imposed on it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2,5,1 above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.19          Foreign Corrupt Practices Act: Anti-Monev Laundering; Patriot Act.

2.19.1            Foreign Cormpt Practices Act. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any of the Insiders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i)      might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding,

(ii)     if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19.2            Currency and Foreign TransacUo ns Reporting Act. The operations of the Company are and have been conducted at all times in compliance with (i) the requirements of the U.S. Treasury Department Office of Foreign Asset Control and (ii) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Federal governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, assuming reasonable inquiry, threatened.

2.19.3            PATRIOT ACT. Neither the Company nor to the Company’s knowledge, assuming reasonable inquiry, any Insider has violated the Bank Secrecy Act of 1970, as amended, or Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the mles and regulations promulgated under any such law, or any successor law.

2.20          Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company in connection with the Offering and delivered to the Representative or to McDermott shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21          Agreements With Insiders.

2.21.1            Insider Letter. The Company has caused to be duly executed a legally binding and enforceable agreement (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under foreign, federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitablerelieO may be subject tothe equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), a form of which is annexed as an exhibit to the Registration Statement (the “Insider Letter”), pursuant to which each of the Insiders of the Company agree to certain matters. The Insider Letter shall not be amended, modified or otherwise changed without the prior written consent of the Representative, which consent shall uot be unrcasonably withhe Id.

2.21.2            Purchase Agreement. The Sponsor has executed and delivered an agreement, the form of which is included as an exhibit to the Registration Statement (the “Purchase Agreement”), pursuant to which the Sponsor will, among other things, on the Closing Date, consummate the purchase of and deliver the purchase price for the Placement Securities as provided for in such Purchase Agreement. Pursuant to the Purchase Agreement, (i) the Sponsor has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Placement Securities, and (ii) a portion of the proceeds from the sale of the Placement Securities will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on the Closing Date, as provided for in the Purchase Agreement.

2.21.3            Administrative Services. The Company and the Sponsor have entered into an Administrative Support Agreement (“Administrative Support Agreement”) substantially in the form annexed as an exhibit to the Registration Statement pursuant to which the Sponsor will make available to the Company general and administrative services including office space, utilities and secretarial support for the Company’s use for $10,000 per month payable until the earlier of the consummation by the Company of the initial Business Combination or the liquidation of the Trust Account, on the terms and subject to the conditions set forth in the Administrative Support Agreement.

2.21.4            Registration Rights Agreement. The Company, the Sponsor, the Representative and the other initial stockholders have entered into a Registration Rights Agreement (“Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby such parties will be entitled to certain registration rights with respect to the securities they hold or may hold, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.21.5            Loans. The Sponsor has agreed to make loans to the Company in the aggregate amount of up to $500,000 (the “Insider Loans”) pursuant to an amended and restated promissory note substantially in the form annexed as an exhibit to the Registration Statement. The Insider Loans do not bear any interest and are repayable by the Company on the earlier of the Closing Date or the consummation of the Offering.

2.22          Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement substantially in the form annexed as an exhibit to the Registration Statement.

2.23          Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants underlying the Units, the Placement Warrants, the Representative’s warrants and certain other warrants that may be issued by the Company with CST substantially in the form filed as an exhibit to the Registration Statement (“Warrant Agreement ”).

2.24          No Existing Non-Competition Agreements. No Insider is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company, except as disclosed in the Registration Statement.

2.25          Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (“Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act) or money market funds meeting the conditions of Rule 2a-7 of the Investment Company Act.

2.26          Investment Company Act. The Comply is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Sale Preliminary Prospectus and Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.27          Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.28          Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any Insider, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.29          No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.30          Sarbanes-Oxlev. The Company is, or on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules or regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.31          Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Units, any offering material in connection with the offering and sale of the Units other tliantlicSalc Srcliminaiy Proofs and the Prospectus, in each case as supplemented and amended.

2.32          New York Stock Exchange. The Public Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

2.33          Board of Directors. As of the Effective Date, the Board of Directors of the Company will be comprised of the persons set forth as “Directors” or “Director nominees” under the heading of the Sale Preliminary Prospectus and the Prospectus captioned “Management.” As of the Effective Date, the qualifications of the persons serving as board members and the overall composition of the board will comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the mles of the New York Stock Exchange that are, in each case, applicable to the Company. As of the Effective Date, the Company will have an Audit Committee that satisfies the applicable requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the New York Stock Exchange.

2.34          Emerging Growth Company. From its formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act ean “Emergins Growth Company”).

2.35          No Disqualification Events. Neither the Company, nor any of its predecessors or any affiliated issuer, nor any director, executive officer, or other officer of the Company yarticipating in the Offering, noa any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor" disqualifications described in Rule 506(d)(l)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Underwriters a copy of any disclosures provided thereunder.

2.36          Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company: (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

3.             Covenants of the Company. The Company covenants and agrees as follows:

3.1            Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement to which the Representative reasonably objects in writing.

3.2                       Federal Securities Laws.

3.2.1             Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations, and the Exchange Act, and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Sale Preliminary Prospectus and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the het. the Comoany will notify the Representative promptly and prepare and file with the Commission, subject to Section 3,1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2             Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Underwriters) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3             Exchange Act Registration. The Company will use its best efforts to maintain the registration of the Public Securities under the provisions of the Exchange Act (except in connection with a goingprivate transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated or is acquired, if earlier, or, in the case of the Warrants, until the Warrants expire and are no longer exercisable or have been exercised or redeemed in full. The Company will not deregister the Public Securities under the Exchange Act without the prior written consent of the Representative.

3.2.4             Exchange Act Filings. From the Effective Date until the earlier of the Company’s initial Business Combination, or its liquidation and dissolution, the Company shall timely file with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) such statements and repohs as are required to be filed by a company registered under Section 12(b) of the Exchange Act.

3.2.5             Sarbanes-Oxlev Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain matehal compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3                      Free-Writing Prospectus. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, without the prior consent of the Representative.

3.4                      Delivery to Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge and from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriters, upon their request, two manually executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all manually executed consents of certified experts.

3.5                      Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii)     of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, and in light of the circumstances under which they were made, not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6                   Affiliated Transactions.

3.6.1              Business Combinations. The Company will not consummate a Business Combination with any entity that is affiliated with any Insider unless (i) the Company obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opimonstlt the Business Combination is fair to the Company from a financial point of view and (ii) a majority of the Company’s disinterested and independent directors (if there are any) approve such transaction.

3.6.2              Compensation to Insiders. Except as disclosed in the Prospectus, the Company shall not pay any of the Insiders or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination.

3.7                   Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financialpublic relations firm reasonablyac ccptablc to the Representative for a term to be agreed on by the Company and the Representative.

3.8                   Reports to the Representative. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidateb or is no longer required to file rcpoOs under the Exchange Act, the Company will furnish to the Representative and its counsel upon their request copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a co ay af every pre s s release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each Current Report on Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each registration statement filed by the Company with the Commission under the Act, and (v) such additional documents and information with respect to the Company and the affairs ofany Outurc subsibiaricsof the Compoy as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.9                   Transfer Agent. For a period of two years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer agent and warrant agent acceptable to the Representative. CST is acceptable to the Underwriters.

3.10                Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all Company expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the Company’s legal and accounting fees and disbursements, (ii) the preparation, printing, filing, mailing and delivery (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Sale Prospectus and the Prospectus, including any pre or post effective amendments or supplements thereto, and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (iii) fees incurred in connection with conducting background checks of the Company’s management team, (iv) the preparation, printing, engraving, issuance and delivery of the Units, the Common Stock and the Warrants included in the Units, including any transfer or other taxes payable thereon, (v) filing fees incurred in registering the Offering with FINRA and the reasonable fees and expenses of Representative’s counsel in connection with the Offering, (vi) fees, costs and expenses incurred in listing the Public Securities on the New York Stock Exchange or such other stock exchanges as the Company and the Underwriters together determine, (vii) all fees and disbursements of the transfer and warrant agent, (viii) all Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative and any presentations made available by way of a net roadshow, including without limitation trips for the Company’s management to meet with prospective investors, all travel, food and lodging expenses associated with such trips incurred by the Company or such management, (ix) the fees and expenses of the Underwriters ’ legal counsel, and (x) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.10. If the Offering is consummated, the Representative may deduct from the net proceeds of the Offering payable to toe Company on toe Closing Date toe expenses it incurred on behalf of the Company (which shall be mutually agreed upon between toe Company and the Representative prior to Closing), up to $200,000. If toe Offering is not consummated for any reason (other than a breach by toe Representative of any of its obligations hereunder), then the Company shall reimburse toe Representative in full for its out-of-pocket accountable expenses actually incurred through such date, including, witoout limintion, reasonable fees and disbursements of counsel to toe Representative, up to $50,000 (less any amounts previously paid).

3.11                 Application of Net Proceeds. The Company will apply the net proceeds from toe Offering and Private Placement received by it in a manner consistent with toe application described under toe caption “Use of Proceeds” in the Prospectus.

3.12                 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than toe first day of toe fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or toe Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of toe Act) covering a period of at least twelve consecutive months beginning after toe Effective Date.

3.13                 Notice to FINRA.

3.13.1       Notice to FINRA. For a period of ninety (90) days after the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged, m writing, to assist the Company in its search for a Target Business or to provide any other services in connection therewith, the Company will provide toe following to FINRA and toe Representative prior to toe consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition senices should not be considered an “underwriter and relate d person” with respect to the Offering, as such term is defined in Rule 5110 of the FINRA Manual. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in toe tender offer documents or proxy statement which toe Company will file with the Commission in connection with toe Business Combination.

3.13.2       FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in toe distribution of the Public Securities.

3.13.3       Broker/Dealer. In toe event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.14                 Stabilization. Neither toe Company, nor to its knowledge, assuming reasonable inquiry, any of its employees, directors or stockholders (witoout the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate toe sale or resale of the Units.

3.15                 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16                 Accountants. Until the earlier of the closing of the Business Combination or the liquidation of the Company, the Company shall retain Marcum or another independent registered public accounting firm reasonably acceptable to the Representative.

3.17                 Form 8-K. The Company shall, on or prior to the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement. Within four (4) Business Days after the Closing Date, the Company shall file a Current Report on Form 8K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Promptly after the Option Closing Date, if the Over-allotment Option is exercised after the Closing Date, the Company shall file with the Commission a Current Report on Form 8-K or an amendment to the Form 8-K to provide updated financial information to reflect the exercise of such option.

3.18                 Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to McDermott.

3.19                 Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only as provided for in the Tmst Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.20                 Amendments to Charter Documents. The Company covenants and agrees, that prior to its initial Business Combination it will not seek to amend or modify its Charter Documents, except as set forth therein and except as disclosed in the Registration Statement.

3.21                 Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Representative’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Closing Date. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing any press releases or engaging in any othe r publicity required ny law, except that includind the name of any Underwriter therein shall require the prior written consent of such Underwriter.

3.22                 Insurance. The Company will undertake commercially reasonable efforts to maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Regulations and any applicable foreign securities laws).

3.23                 Electronic Prospectus. The Company shall cause to be prepared and delivered to the Underwriters, at the Company ’ s expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Units for at least the period during which a prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

3.24                 Private Placement Proceeds. On the Closing Date a portion of the proceeds from the Private Placement shall be deposited into the Tmst Account in accordance with the Purchase Agreements.

3.25                 Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to the consummation of its initial Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

3.26                 Amendments to Agreements. The Company shall not amend, modify or otherwise change the Warrant Agreement, Trust Agreement, Purchase Agreement, the Administrative Support Agreement, or the Insider Letter without the prior written consent of the Representative which will not be unreasonably withheld.

3.27                 The New York Stock Exchange. Until the consummation of its initial Business Combination, the Company will use its best efforts to maintain the listing of the Public Securities on the New York Stock Exchange or a national securities exchange acceptable to the Representative.

3.28                 Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities, which are issuable upon exercise of the Warrants, Placement Warrants and Representative’s warrants outstanding from time to time.

3.29                 Notice of Disqualification Events. The Company will notify the Underwriters in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.30                 Disqualification of S-l. Until the earlier of seven years from the date hereof or until the Warrants have either expired and are no longer exercisable or have all been exercised, the Company will not take any action or actions that prevent or disqualify the Company’s use of Form S-l (or other appropriate form) for the registration of the shares of Common Stock issuable upon exercise of the Warrants under the Act.

4.                      Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1                    Regulatory Matters.

4.1.1              Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative.

4.1.2              FINRA Clearance. By the Effective Date, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3              No Commission Stop Order. At the Closing Date and on each Option Closing Date, if any, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, assuming reasonable inquiry, threatened to institute any proceedings with respect to such an order.

4.1.4              The New York Stock Exchange. The Public Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance and evidence of satisfactory distribution, satisfactory evidence of which shall have been provided to the Representative.

4.2                   Company Counsel Matters.

4.2.1              Closing Date and Option Closing Date Opinions of Counsel. On the Closing Date and each Option Closing Date, if any, the Representative shall have received the favorable opinions and negative assurance statements of Loeb and Loeb LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative as representative for the several Undcnvritcrs and in form and substance tisonably satisfactory to the Representative and McDermott.

4.2.2              Reliance. In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Representative’s counsel if requested. The opinions of counsel for the Company shall include a statement to the effect that they may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3                    Comfort Letter. At the time this Agreement is executed, and at the Closing Date and each Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative as representative for the several Underwriters and in form and substance satisfactory in all respects to the Representative from Marcum dated, respectively, as of the date of this Agreement and as of the Closing Date and Option Closing Date.

4.4                    Officers’ Certificates.

4.4.1              Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer, Chief Financial Officer and the Secretary or Assistant Secretary of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Campana has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereaf arc tme and correct. In addition, the Representative will have received such other and further certificates of officers of the Company (in their capacities as such) as the Representative may reasonably request.

4.4.2              Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the Charter Documents are tme and complete, have not been modified and are in full force and effect, (ii) that the resolutions of the Company’s Board of Directors relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission, (iv) as to the accuracy and completeness of all correspondence between the Company or its counsel and the New York Stock Exchange and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5                    No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal, foreign or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and the Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the Company’s knowledge, assuming reasonable inquiry, threatened by the Commission, and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6                    Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Transaction Documents and the Insider Letter.

5.                      Indemnification and Contribution.

5.1                    Indemnification.

5.1.1              Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, partners, members, directors, officers, employees, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(a)                          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Sale Preliminary Prospectus, any Testing-the-Waters Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)                          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any sucP alleged untme statement or omission: providedthat (subject to Section 5.1(d)) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld; and

(c)                          against ang and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever based upon any such untme statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the foregoing shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriters’ Information (as defined below).

5.1.2              Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1.1, as incurred, but only with respect to untrue statements or omissions, or alleged untme statements or omissions, made in the Registration Statement, any preliminary prospectus, the Sale Preliminary Prospectus, any Testing-the-Waters Communication or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with Underwriters’ Information.

5.1.3              Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5.1 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5.1, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 5.1 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 5.1 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indenifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of, the action, with c ounsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. Tfc indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notied df the comincnccrncnt of the detiow; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiedon at any ome time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgmentio any wending or threate nefclTm, action orf roceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, t failure to act by or on behalf of any indemnified party.

5.1.4             Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5.1.1(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. The Company will have the exclusive right to settle any claim, action, or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Representative, which will not be unreasonably withheld.

5.2                   Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 5.1 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Offered Shares (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Units on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, wit respectto Restatements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the U ndcwriters. Rc intent of the parties anO their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.2 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnifiea party os a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5.2 shall be deemed to include, for the purpose of this Section 5.2, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 5.1.3. Notwithstanding the foregoing provisions of Section 5.1 and this Section 5.2, the Underwriters shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.2, any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the respective Underwriters and any officers, directors, partnere , or employeee of the Underwriters, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribute n may b e made under this Section 5.2, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.2 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sougnt. Except for a settlement ontered into oursuant to the lot sentence of Section 5.1.3, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 5.1.3.

6.                      Default by an Underwriter.

6.1                    Default Not Exceeding 10% of Firm Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the nondefaulting Underwriters in proportion to their respective commitments hereunder.

6.2                    Default Exceeding 10% of Firm Units. In the event that the default addressed in Section 6,1 above relates to more than 10% of the Firm Units, the Representative may, in its discretion, arrange for them or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein. If within one (1) Business Day after such default relating to more than 10% of the Firm Units the Representative does not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties reasonably satisfactory to the Representative to purchase said Firm Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3,10, and 9,3 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3                    Postponement of Closing Date. In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7.                      Additional Covenants.

7.1                       Additional Shares or Options. The Company hereby agrees that until the consummation of a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into or exercisable for Common Stock, or any preferred shares or other sccuriticr of the Compane which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

7.2                       Trust Account Waiver Acknowledgments. The Company hereby agrees that it will use its reasonable best efforts prior to commencing its due diligence investigation of any prospective Target Business or obtaining the services of any vendor to have such Target Business and/or vendor acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Tmst Account, initially in an amount of $101,500,000 (without giving effect to any exercise of the Over-allotment Option) for the benefit of the Oublic Stockholders and that, eont for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Tmst Account only (i) to the Public Stockholders in the event they elect to redeem shares of Common Stock contained in the Public Securities in connection with the consummation of a Business Combination, (ii) to the Public Stockholders if the Company fails to consummate a Business Combination within the time period set forth in the Charter Documents, or (iii) to the Company after or concurrently with the consummation of a Business Combination and (b) for and in consideration of the Company (i) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the mrust Acc omit (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote of at least a majority of its Ooard of Directors.

7.3                       Insider Letter. The Company shall not take any action or omit to take any action which would cause a breach of the Insider Letter and will not allow any amendments to, or waivers of, such Insider Letter without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

7.4                       Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Actpriorto the consummation of any Business Combination, including but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.5                       Tender Offer Documents. Proxy Materials and Other Information. The Company shall provide to the Representative or its counsel (if so instructed by the Representative) with 10 copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been provided to the Representative pursuant to this Section. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

7.6                       Emerging Growth Company. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Public Securities within the meaning of the Act.

7.7                       Target Net Assets. The Company agrees that the Target Business (or businesses) that it acquires must have an aggregate fair market value equal to at least 80% of the balance in the Tmst Account at the time of signing the definitive agreement for the Business Combination with such Target Business (or businesses) (excluding taxes payable). The fair market value of such Target Business (or businesses) must be determined by the Bm^O of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business (or businesses) meets such fair market value requirement, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business (or businesses) does have sufficient fair market value.

8.                              Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the to

9.                              Effective Date of This Agreement and Termination Thereof.

9.1                       Effective Date. This Agreement stall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2                       Termination. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or acir occurrence las materially disruptel, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market or quoted on the over the counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in existing major hostilities, or (iv) if a banking moratorium has been declared by a New York State or Federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss stall have been insured, will, in the Representative’s sole opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representative’s sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Public Securities.

9.3                       Expenses. If this Agreement shall be terminated pursuant to Section 6 hereof, the Company shall not then be under any liability to any Underwriter; but, if for any other reason, any Units are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Units for any reason permitted under this Agreement, within the time specified herein or any extensions thereof pursuant to the terms herein, (i) the obligations of the Company to pay the out of pocket accountable expenses related to the transactions contemplated herein shall be governed by Section 3,10 hereof, and (ii) the Company shall reimburse the Representative for any reasonable and accountable costs and expenses incurred in connection with enforcing any provisions of this Agreement.

9.4                       Indemnification. Notwithstanding any contrary provision contained in this Agreement,

any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.                          Miscellaneous.

10.1                   Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by electronic mail or facsimile transmission (with printed confirmation of receipt) and confirmed and shall be deemed given when so mailed, delivered or faxed or if mailed, two days after such mailing.

If to the Representative:

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, New York 10022

Attention: Adam Kinzer

Telephone: 954-551-1435

E-mail: akinzer@allianceg.com

Copy (which copy shall not constitute notice) to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Attn: Robert Cohen, Esq.; Richard Bass, Esq.

Telephone: (212) 547-5400

Email: rcohen@mwe.com; rbass@mwe.com

If to the Company:

Industrial Human Capital, Inc.

501 Brickell Key Drive, Suite 300

Miami, FL 33131

Attn: Robert S. Gans, General Counsel

Telephone: (888) 798-9100

Email: robert. gans@,industrialhuman.capital

Copy (which copy shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Mitchell S. Nussbaum, Esq.; Alex Weniger- Araujo, Esq.

Telephone: (212) 407-4000

Email: mnussbaum@loeb.com; awenigert@loeb.com

10.2                   Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3                   Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4                   Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5                   Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company, directors, partners, members, employees and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriters.

10.6                   Waiver of Immunity. To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.

10.7                   Submission to Jurisdiction. Each of the Companyand the Representative irrevocably submit to the nonexclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or the offering of the Public Securities.

ms r                                                     s s

that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any such process or summons to be served upon the Company or the Representative may be served by transmitting a copy thereof by registered or certified mail, return receipt requester, postage prepaid, addrcssch to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representative in any action, proceeding or claim. Each of the Company and the Representative waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court. The Parties to this Agreement agree that they shall be entitled to recover all of their reasonable attorneys’ fees and expenses relating to any action or proceeding and/or incurred in connection with the preparation therefor if any of them are the prevailing party in such action or proceeding.

10.8                   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

10.9                   Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

10.10                Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or constmed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or non-fulfillment.

10.11                No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction pursuant to a contractual relationship between the Company and the Underwriters, (ii) in connection therew ith and w ith the pro cess leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) o r t other obligation to the Company oxcept the obligations expressly set forth in this Agreement, (iv) in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of this offering of the Company’s securities, either before or after the date hereof onU (v) the Company has consulted its own legal nd financial advisors to the extent it deemed appropriate. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Compny, either in connection with the trnsactions contemplated by this Agreement or ny matters leading up to such trnsactions, and the Compny hereby confirms its understanding nd agreement to that effect. The Compny agrees that it will not claim that the Underwriters have rendered advisory services of ny nature or respect, or owe a fiduciary or similar duty to the Compny, in connection with such trnsaction or the process leading thereto. The Compny nd the Underwriters agree that they are each responsible for making their own independent judgment with respect to ny such transactions, nd that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Compny. The Company hereby waives nd releases, to the fullest extent permitted by law, ny claims that the Compny may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or ny matters leading up to such transactions.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

INDUSTRIAL HUMAN PARTNERS, INC.

By:	/s/ Scott W. Absher
Name: Scott W. Absher
Title: Chief Executive Officer

Accepted on the date first above written.

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name: Thomas J. Higgins
Title: Managing Director

, as Representative of the several underwriters

SCHEDULE A

Underwriters	Number of Units
A.G.P.	9.570.000
Brookline Capital Markets, a division of Arcadia Securities. LLC	430.000
Total	10.000.000

SCHEDULE B

Industrial Human Capital, Inc. Roadshow Presentation